As filed with the Securities and Exchange Commission on December 15, 2017
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TRISTATE CAPITAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	20-4929029
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One Oxford Centre
301 Grant Street, Suite 2700
Pittsburgh, PA 15219
(412) 304-0304
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James F. Getz
Chairman, President and Chief Executive Officer
TriState Capital Holdings, Inc.
One Oxford Centre
301 Grant Street, Suite 2700
Pittsburgh, PA 15219
(412) 304-0304
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
David J. Hirsch, Esq.
Keevican Weiss Bauerle & Hirsch LLC
401 Liberty Avenue, 3rd Floor
Pittsburgh, PA 15222
(412) 355-2960

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering:	(1)(2)	(1)(2)	(3)
Common Stock	(1)(2)	(1)(2)	(3)
Preferred Stock	(1)		(3)
Debt Securities (4)	(1)		(3)
Warrants to Purchase Common Stock, Preferred Stock or Debt Securities	(1)		(3)
Depositary Shares (5)	(1)		(3)
Units	(1)		(3)
Total Primary Offering			$170,000,000 (6)	$21,165	(7)
Secondary Offering:
Common Stock, no par value per share	4,878,049 (2)	$23.25 (8)	$113,414,639 (8)	$14,121
Total Primary and Secondary Offering			$283,414,639	$35,286

(1)
There is being registered hereunder such indeterminate number or amount of common stock, preferred stock, depositary shares, warrants and units as may from time to time be issued by the registrant, which together shall have an aggregate initial offering price not to exceed $170,000,000. This registration statement also covers an indeterminate amount of securities that may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions.

(2)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional number of shares of common stock issuable upon stock splits, stock dividends or similar transactions.

(3)	With respect to the primary offering, the proposed maximum aggregate offering price for each class of securities to be registered is not specified pursuant to General Instruction II.D. of Form S-3.

(4)	May consist of one or more series of senior or subordinated debt.

(5)	Each Depositary Share will be issued under a deposit agreement and will represent a fractional share or multiple shares of preferred stock.

(6)
With respect to the primary offering, in no event will the aggregate initial offering price of all securities offered from time to time pursuant to the prospectus included as a part of this registration statement exceed $170,000,000.

(7)	Calculated in accordance with Rule 457(o) under the Securities Act.

(8)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the registrant’s common stock on December 11, 2017, as reported on The Nasdaq Global Select Market.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. Neither we nor the selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or country where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 15, 2017

PRELIMINARY PROSPECTUS

TRISTATE CAPITAL HOLDINGS, INC.

$170,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants to Purchase Common Stock, Preferred Stock or Debt Securities
Depositary Shares
Units

Selling Stockholders

4,878,049 Shares of Common Stock

From time to time, in one or more offerings, we may offer and sell up to $170,000,000 in aggregate initial offering price of our (i) Common Stock, (2) Preferred Stock, (3) Debt Securities, (4) Warrants to Purchase Common Stock, Preferred Stock or Debt Securities, (5) Depositary Shares or (6) Units. Specific terms of such sales will be provided in supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with any of these offerings.

In addition, this prospectus relates to the resale from time to time of up to 4,878,049 shares of our Common Stock by the selling stockholders identified in this prospectus. We will not receive any proceeds from the sale of shares by the selling stockholders.

You should read this prospectus and any applicable prospectus supplement before you invest.

The selling stockholders identified in this prospectus will pay any underwriting fees, discounts or commissions and transfer taxes relating to the registration or sale of their shares. We will pay all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including the SEC registration fee with respect to our shares and the selling stockholders' shares, fees and expenses of our counsel and accountants, as well as the reasonable fees and disbursements of one counsel to the selling stockholders, and any underwriting fees, discounts or commissions and transfer taxes relating to the registration or sale of our securities.

We may offer and sell the securities that are to be offered by us and that are the subject of this prospectus, and the selling stockholders identified in this prospectus, or their respective pledgees, donees, assignees, transferees or other successors in interests, may offer and sell the shares of Common Stock owned by them that are the subject of this prospectus, in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering. The securities may be sold by any means described in the section of this prospectus entitled “Plan of Distribution” of this prospectus or by any means described in any applicable prospectus supplement.

Any prospectus supplements and related free writing prospectuses may add, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities.

Our common stock is traded on The Nasdaq Global Select Market, or NASDAQ, under the symbol “TSC.” On December 11, 2017, the closing sale price of our common stock on the NASDAQ was $23.30 per share. You are urged to obtain current market quotations for our common stock.

Investing in our common stock involves certain risks. See “Risk Factors” beginning on page 2 and any risk factors included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2017.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may, over time, offer and sell up to $170,000,000 in total initial aggregate offering price of any combination of securities described in this prospectus, in one or more offerings and at prices and on terms that we determine at the time of the offering. In addition, this prospectus and the registration statement include up to 4,878,049 shares of our common stock that the selling stockholders identified in the prospectus may sell from time to time in one or more offerings.

This prospectus provides a general description of each of the securities we may offer, including of the shares of Common Stock the selling stockholders may from time to time offer. Each time we offer securities covered by this prospectus we will provide a prospectus supplement containing specific information about the terms of the securities being offered and the manner in which we are offering and selling securities under this shelf registration statement. The prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. In addition, depending on the manner in which the selling stockholders sell securities covered by this prospectus, we may provide a prospectus supplement that will contain specific information about the terms of that offering.

The prospectus supplement may also add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” in this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the common stock or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise indicates, references in this prospectus to “TriState,” the “Company,” “we,” “our” and “us” refer, collectively, to TriState Capital Holdings, Inc., a Pennsylvania corporation, and its consolidated subsidiaries.

ABOUT TRISTATE CAPITAL HOLDINGS, INC.

TriState Capital Holdings, Inc. (“we”, “us”, “our” or the “Company”) is a bank holding company headquartered in Pittsburgh, Pennsylvania. The Company has three wholly owned subsidiaries: TriState Capital Bank (the “Bank”), a Pennsylvania chartered bank; Chartwell Investment Partners, LLC (“Chartwell”), a registered investment advisor; and Chartwell TSC Securities Corp. (“CTSC Securities”), a registered broker/dealer with the Securities and Exchange Commission (“SEC”) and Financial Industry Regulatory Authority (“FINRA”). We market and distribute our banking products and services through a scalable branchless banking model, which creates significant operating leverage throughout our business as we continue to grow.

Through our bank subsidiary we serve middle-market businesses in our primary markets throughout the states of Pennsylvania, Ohio, New Jersey and New York, we serve treasury management and liquidity management clients on a national basis, and we serve high-net-worth individuals throughout the United States through our private banking channel. Through our investment management subsidiary, we provide investment management services to institutional, sub-advisory, managed account and private clients on a national basis. Our broker/ dealer subsidiary supports the distribution and marketing efforts for Chartwell’s proprietary investment products.

Our principal executive offices are located at One Oxford Centre, 301 Grant Street, Suite 2700, Pittsburgh, PA 15219 and our telephone number at that address is (412) 304-0304.

RISK FACTORS

Investing in our securities involves certain risks. You should carefully consider the risks and uncertainties described in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein, including the risks and uncertainties described in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequently filed Quarterly Reports on Form 10-Q, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties described in this prospectus and the documents incorporated by reference herein are not the only risks we face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. For more information, please see “Where You Can Find More Information” below.

FORWARD-LOOKING STATEMENTS

This prospectus, and the information incorporated by reference in this prospectus, includes “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus, as well as the risks outlined in “Part I, Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K, “Part II, Item 1A” of our Quarterly Reports on Form 10-Q filed after that Annual Report, and in the other reports we file with the SEC.

There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following:

•	Deterioration of our asset quality;

•	Our ability to prudently manage our growth and execute our strategy;

•	Changes in the value of collateral securing our loans;

•	Business and economic conditions generally and in the financial services industry, nationally and within our local market area;

•	Changes in management personnel;

•	Our ability to maintain important deposit customer relationships, our reputation and otherwise avoid liquidity risks;

•	Our ability to provide investment management performance competitive with our peers and benchmarks;

•	Operational risks associated with our business;

•	Volatility and direction of market interest rates;

•	Increased competition in the financial services industry, particularly from regional and national institutions;

•	Changes in the laws, rules, regulations, interpretations or policies relating to financial institutions, accounting, tax, trade, monetary and fiscal matters;

•	Further government intervention in the U.S. financial system;

•
Other factors that are discussed in the section entitled “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 as revised or supplemented by our Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, which are also incorporated by reference in this prospectus, all of which are accessible at www.sec.gov.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this document. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities offered by us in this prospectus will be used for general corporate purposes, including working capital, repayment of indebtedness or other capital restructuring, acquisitions and other business purposes. We may also invest the proceeds in certificates of deposit, United States government securities, certain other interest-bearing securities or money market securities until the proceeds are applied for specified purposes. If we decide to use the net proceeds from a particular offering for a specific purpose other than as set forth above, we will describe that purpose in the related prospectus supplement.

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders. The selling stockholders will pay any underwriting fees, discounts or commissions and transfer taxes relating to the offer or sale from time to time of their shares. We will pay all other costs, fees and expenses incurred in effecting the registration of the shares of the selling stockholders covered by this prospectus, including, without limitation the SEC registration fee with respect to those shares, fees and expenses of our counsel and accountants, as well as the reasonable fees and disbursements of one counsel to the selling stockholders.

SELLING STOCKHOLDERS

The selling stockholders identified in the table below purchased our Series C Preferred Stock in a private placement which closed on August 10, 2012. On May 14, 2013, the date of the closing of our initial public offering, that Series C Preferred Stock was converted into the shares of common stock that they may offer for resale from time to time pursuant to this prospectus. The table below sets forth information relating to the selling stockholders as of November 30, 2017, based on information supplied to us by the selling stockholders on or prior to that date. We have not sought to verify such information.

The common stock of the selling stockholders is included in the registration statement that includes this prospectus in accordance with our Registration Rights Agreement with them that is described in "Description of Common Stock" below. The selling stockholders may offer the common stock for resale from time to time pursuant to this prospectus, however, they are under no obligation to sell any of the common stock offered pursuant to this prospectus. Because the selling stockholders may sell all, some or none of the common stock held by them, no assurance can be given as to the number of shares of common stock that a selling stockholder will hold upon termination of any offering made hereby. The selling stockholders may hold or acquire at any time shares of our common stock in addition to the shares offered by the prospectus and may have acquired additional shares of our common stock since the date on which they provided the information in the table below. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the common stock held by them in transactions exempt from the registration requirements of the Securities Act, after the date on which it provided the information set forth on the table below. For purposes of the table below, however, we have assumed that after termination of this offering, none of the shares of common stock offered by this prospectus will be held by the selling stockholders.

Beneficial ownership for the purposes of this table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days.

	Shares Beneficially Owned Prior to the Offering			Shares Beneficially Owned After the Offering (2)
Name of Selling Stockholder	Number	Percentage (1)	Shares Offered	Number	Percentage (1)
Entities affiliated with Lovell Minnick Partners LLC (3)	4,878,049	17%	4,878,049	—	—%

(1)	Percentages based on 28,589,938 shares of common stock outstanding as of November 30, 2017.

(2)
Represents the amount of common stock that will be held by the selling stockholders after completion of all offerings pursuant to this prospectus based on the assumptions that (a) all shares registered for sale by the registration statement of which this prospectus forms a part will be sold and (b) that no other shares of common stock are acquired or sold by the selling stockholders prior to completion of such offerings. However, the selling stockholders may sell all, some or none of the shares offered pursuant to this prospectus and may sell some or all of their shares pursuant to an exemption from the registration requirements of the Securities Act.

(3)
Represents 3,373,693 shares that are held of record by LM III TriState Holdings LLC and 1,504,356 shares that are held of record by LM III-A TriState Holdings LLC. Lovell Minnick Partners LLC is the managing member of Fund III UGP LLC, which is the general partner of Lovell Minnick Equity Advisors III LP, which is, in turn, the general partner of each of Lovell Minnick Equity Partners III LP and Lovell Minnick Equity Partners III-A LP. Lovell Minnick Equity Partners III LP is a managing member of LM III TriState Holdings LLC and Lovell Minnick Equity Partners III-A LP is a managing member of LM III-A TriState Holdings LLC. Investment decisions are made on behalf of Lovell Minnick Partners LLC by the six-person Investment Committee of its Board of Managers. The business address for each of LM III TriState Holdings LLC and LM III-A TriState Holdings LLC is 150 N. Radnor Chester Road, Suite A200, Radnor, Pennsylvania 19087. Each of the foregoing persons expressly disclaims beneficial ownership of the reported shares except to the extent of its pecuniary interest therein.

The selling stockholders have not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years other than as a result of the ownership of our securities, except that James Minnick, who is a Director of TriState Capital, is an officer of Lovell Minnick Partners LLC.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES
AND PREFERRED STOCK DIVIDENDS

If we offer preferred stock under this prospectus, then we will, at that time, provide a ratio of earnings to combined fixed charges and preferred stock dividends in the applicable prospectus supplement for such offering.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains a description of our common stock and a summary of the material general terms of the other securities that we may offer. The specific terms of the securities will be described in a prospectus supplement, information incorporated by reference, or free writing prospectus, which may be in addition to or different from the general terms summarized in this prospectus. The applicable prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus. Further, this summary is subject to, and qualified in its entirety by reference to, our articles of incorporation, as amended (the “articles of incorporation”), and our bylaws, as amended (the “bylaws”), each of which is incorporated by reference, the applicable provisions of the Pennsylvania Business Corporation Law, as amended, and other applicable provisions of Pennsylvania law, and other documents relating to any securities sold pursuant to this prospectus. The summaries contained in this prospectus and in any prospectus supplements, information incorporated by reference or free writing prospectus may not contain all of the information that you would find useful. Accordingly, you should read the actual documents relating to any securities sold pursuant to this prospectus. See “Where You Can Find More Information” and “Incorporation by Reference” for information about how to obtain copies of those documents.

DESCRIPTION OF COMMON STOCK

General

Our articles of incorporation authorize us to issue a total of 45,000,000 shares of common stock, no par value per share. The authorized but unissued shares of our capital stock will be available for future issuance without shareholder approval, unless otherwise required by applicable law or the rules of any applicable securities exchange.

As of November 30, 2017, 28,589,938 shares of our common stock were issued and outstanding and held by approximately 139 shareholders of record.

Voting. Each holder of our common stock is entitled to one vote for each share on all matters submitted to the shareholders, except as otherwise required by law and subject to the rights and preferences of the holders of any outstanding shares of our preferred stock. Holders of our common stock are not entitled to cumulative voting in the election of directors.

Dividends and other distributions. Subject to certain regulatory restrictions discussed in this prospectus and to the rights of holders of any preferred stock that we may issue, all shares of our common stock are entitled to share equally in dividends from legally available funds, when, as, and if declared by our board of directors. Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, all shares of our common stock would be entitled to share equally in all of our remaining assets available for distribution to our shareholders after payment of creditors and subject to any prior distribution rights related to our preferred stock. For additional information, see “Supervision and Regulation-Dividends.”

Preemptive rights. Holders of our common stock do not have preemptive or subscription rights to acquire any authorized but unissued shares of our capital stock upon any future issuance of shares.

Preferred Stock. Our articles of incorporation permit us to issue up to 150,000 shares of one or more series of preferred stock and authorize our board of directors to designate the preferences, limitations and relative rights of any such series of preferred stock. See “Description of our Preferred Stock” for a description of rights and preferences that series of our preferred stock may have. At this time, no series of our preferred stock is authorized, issued and outstanding.

Although the creation and authorization of preferred stock does not, in and of itself, have any effect on the rights of the holders of our common stock, the issuance of one or more series of preferred stock may affect the holders of common stock in a number of respects, including the following: by subordinating our common stock to the preferred stock with respect to dividend rights, liquidation preferences, and other rights, preferences, and privileges; by diluting the voting power of our common stock; by diluting the earnings per share of our common stock; and by issuing common stock, upon the conversion of the preferred stock, at a price below the fair market value or original issue price of the common stock that is outstanding prior to such issuance.

Rights of Selling Stockholders. In connection with our issuance of the Series C preferred stock to the Lovell Minnick funds, we entered into a Preferred Stock Purchase Agreement, dated as of April 24, 2012, as amended. Pursuant to the Preferred Stock Purchase Agreement, we agreed to comply with certain continuing obligations which, as in effect after our initial public offering, are described in more detail below.

Board representation. We agreed under the terms of the Preferred Stock Purchase Agreement as amended to appoint one individual designated by the Lovell Minnick funds to serve in the following positions for us and for TriState Capital Bank: (1) a Class IV director (who had a term that expired April 24, 2016) and, in the case of the Bank, a director; (2) a member of the Compensation Committee; and (3) a member of the Nominating and Corporate Governance Committee.

We also agreed that, for so long as the Lovell Minnick funds collectively hold more than 4.9% of our outstanding common stock, we would nominate the director designated by the Lovell Minnick funds for successive four-year terms and take any other lawful action within our power to cause the designee to be elected for terms as a director of TriState Capital and TriState Capital Bank. In addition, we agreed that vacancies created by any resignation or otherwise of a director designated by the Lovell Minnick funds will be filled with a successor director that has been designated by the Lovell Minnick funds. If a director nominee that has been designated by the Lovell Minnick funds is not elected for any reason, we have agreed that we will increase the number of directors, creating a vacancy on our board of directors, and then fill that vacancy with the Lovell Minnick fund’s designee. Unless increased pursuant to this covenant, we have agreed that the number of directors on our board will not exceed 14.

James E. Minnick was appointed in August 2012 to, and continues to serve on, our board of directors and the board of directors of TriState Capital Bank as the representative of the Lovell Minnick funds, and he also serves on certain of our committees, including the Compensation Committee and the Nominating and Corporate Governance Committee.

Observer rights. In addition to the above-described board representation rights, we also agreed that, for so long as the Lovell Minnick funds collectively hold more than 4.9% of our outstanding common stock, we and TriState Capital Bank will invite one observer designated by the Lovell Minnick funds to our respective board meetings. This observer will be entitled to attend meetings and take notes, but will not be entitled to vote or participate in discussions at the meetings.

Indemnification. We agreed under the terms of the Preferred Stock Purchase Agreement that we will be the indemnitor of “first resort” with respect to any claims against the director designated by the Lovell Minnick funds for indemnification claims that are indemnifiable by both us and the Lovell Minnick funds. Accordingly, to the extent that indemnification is permissible under applicable law, we will have full liability for such claims (including for the advancement of any expenses) and we have waived all related rights of contribution, subrogation or other recovery that we might otherwise have against the Lovell Minnick funds.

Registration Rights

In connection with our issuance of the Series C preferred stock, we entered into a Registration Rights Agreement with the Lovell Minnick funds. The Registration Rights Agreement provides that the holders of at least 50% of our common stock (on an as-converted basis) that is held by the Lovell Minnick funds may require that we file a Form S-1 or similar “long-form” registration statement with the SEC to register the shares of our common stock that are issuable upon conversion of our Series C preferred stock. It is a condition to any such long-form demand registration that the aggregate offering price of the securities to be registered be at least $25.0 million.

In addition, holders of at least 25% of our common stock (on an as-converted basis) that is held by the Lovell Minnick funds may require that we file a Form S-3 or similar “short-form” registration statement with the SEC to register the shares of our common stock that are issuable upon conversion of our Series C preferred stock. It is a condition to any such short-form demand registration that the aggregate offering price of the securities to be registered be at least $10.0 million. We have agreed with the Lovell Minnick funds that the registration statement that includes this prospectus constitutes such a “short form” registration statement under the Registration Rights Agreement.

All demand registrations pursuant to the Registration Rights Agreement will be short-form registrations whenever we are permitted to use any applicable short form. We have agreed to use our best efforts to make short-form registrations available for the sale of any securities for which registration rights are available under the Registration Rights Agreement.

We are required to pay the expenses associated with the above-described demand registrations, including the registration relating to the offering made by this prospectus, even if the registration is not completed. Lovell Minnick, as the holder of a majority of the securities included in this demand registration has the right to select investment bankers and managers to administer the offering.

The Registration Rights Agreement also provides certain “piggyback” registration rights to the Lovell Minnick funds which were waived with respect to our initial public offering. Subject to certain limitations, in the event that we register any of our equity securities under the Securities Act (other than pursuant to an above-described demand registration or in connection with registration statements on Form S-4 or Form S-8), we must give notice to the Lovell Minnick funds of our intention to effect such a registration and must include in the registration statement all registerable securities for which we have received a written request for inclusion. We will be required to pay for all piggyback registration expenses, even if the registration is not completed. We will retain the right to select the investment bankers and managers to administer any underwritten offering in which piggyback registration rights are granted.

The rights of any person to request a demand registration or to request inclusion in a piggyback registration pursuant to the Registration Rights Agreement will terminate upon the earliest time after an initial public offering at which a holder of the registerable securities: (1) can sell all shares held by it in compliance with Rule 144(b)(1)(i) or (ii) of the Securities Act; or (2) holds 1% or less of our outstanding common stock and all of the registerable securities held by such holder may be sold in any three-month period without registration in compliance with Rule 144.

Anti-Takeover Effect of Governing Documents and Applicable Law

Provisions of governing documents. Our articles of incorporation and bylaws contain certain provisions that may have the effect of deterring or discouraging, among other things, a non-negotiated tender or exchange offer for our common stock, a proxy contest for control of TriState Capital, the assumption of control of TriState Capital by a holder of a large block of our voting stock and the removal of our management. These provisions: empower our board of directors, without shareholder approval, to issue our preferred stock, the terms of which, including voting power, are set by our board of directors; divide our board of directors into four classes serving staggered four-year terms; eliminate cumulative voting in elections of directors; require the request of holders of at least 10% of the outstanding shares of our capital stock entitled to vote at a meeting to call a special shareholders’ meeting; and require at least 60 days’ advance notice of nominations for the election of directors and the presentation of shareholder proposals at meetings of shareholders.

Provisions of applicable law. The Pennsylvania Business Corporation Law also contains certain provisions applicable to us which may have the effect of impeding a change in control of TriState Capital. These provisions, among other things: prohibit shareholders from calling a special meeting, in most circumstances, or by acting by less than unanimous written consent; prohibit shareholders from proposing amendments to a corporation’s articles of incorporation; require (under Subchapter E of Chapter 25) that, following any acquisition by any person or group of 20% of a public corporation’s voting power, the remaining shareholders have the right to receive payment for their shares, in cash, from such person or group in an amount equal to the “fair value” of the shares, including an increment representing a proportion of any value payable for control of the corporation; prohibit (under Subchapter F of Chapter 25) for five years, subject to certain exceptions, a “business combination” (which includes a merger or consolidation of the corporation or a sale, lease or exchange of assets) with a person or group beneficially owning 20% or more of a public corporation’s voting power, provided that this provision does not apply to any business combinations approved by a corporation’s board of directors; generally prohibit (under Subchapter G of Chapter 25) a person or group who or which acquires voting power in an election of directors in excess of certain thresholds (20%, 33 1/3% and 50%) for the first time from voting the “control shares” (i.e., the shares acquired which result in the person exceeding the applicable threshold, plus all voting shares acquired in the preceding 180 days and any other voting shares acquired with the intent of making a “control-share acquisition”) unless voting rights are restored at a shareholders meeting requested by the acquiring shareholder by the affirmative vote of a majority of the shares eligible to vote in elections of directors of both (1) the disinterested shareholders and (2) all voting shares; require (under Subchapter H of Chapter 25) any person or group that publicly announces that it may acquire control of a public company, or that acquires or publicly discloses an intent to acquire twenty percent (20%) or more of the voting power of a public company, to disgorge to the corporation any profits that it receives from sales of the corporation’s equity securities purchased over the prior 24 or subsequent 18 months; require (under Subchapter I of Chapter 25) the payment of minimum severance benefits to certain employees whose employment is terminated within two years of the approval of a control-share acquisition under Subchapter G of Chapter 25 of the Act; prohibit (under Subchapter I of Chapter 25) the cancellation of certain labor contracts in connection with a control-share acquisition under Subchapter G of Chapter 25 of the Act; expand the factors and groups (including, without limitation, shareholders) that a corporation’s board of directors can consider in determining whether an action or transaction is in the best interests of the corporation; provide that a corporation’s board of directors need not consider the interests of any particular stakeholder group as dominant or controlling in determining whether an action or transaction is in the best interests of the corporation; provide that a corporation’s directors, in order to satisfy the presumption that they have acted in the best interests of the corporation, need not satisfy any greater obligation or higher burden of proof with respect to actions relating to an acquisition or potential acquisition of control; and provide that the fiduciary duty of a corporation’s directors is due solely to the corporation and may be enforced by the corporation or by a shareholder in a derivative action, but not directly by a shareholder.

In addition to the foregoing, the Pennsylvania Business Corporation Law also explicitly provides that the fiduciary duties of directors do not require them to redeem any rights under, or to modify or render inapplicable, any shareholder rights plan; render inapplicable, or make determinations under, provisions of the Act relating to control transactions, business combinations, control-share acquisitions or disgorgement by certain controlling shareholders following attempts to acquire control; or act as the board of directors, a committee of the board or an individual director, solely because of the effect that the action could have on an acquisition or potential acquisition of control of the corporation or the consideration that might be offered or paid to shareholders in such an acquisition.

The Pennsylvania Business Corporation Law further provides that any act of the board of directors, a committee of the board or an individual director relating to or affecting an acquisition or potential or proposed acquisition of control to which a majority of the disinterested directors have assented will be presumed to satisfy the standard of care set forth in the statute, unless it is proven by clear and convincing evidence that disinterested directors did not consent to such act in good faith after reasonable investigation. As a result of this and the other provisions of the Pennsylvania Business Corporation Law, our directors have broad discretion with respect to actions that may be taken in response to acquisitions or proposed acquisitions of corporate control.

Through amendments to our articles of incorporation, we have opted out of coverage by Subchapters E, G and H of the Pennsylvania Business Corporation Law which are described above. As a result, those provisions would not apply to a non-negotiated attempt to acquire control of TriState Capital, although such an attempt would still be subject to the special provisions of our governing documents described in the paragraphs above.

The overall effect of these provisions may be to deter a future offer or other merger or acquisition proposals that a majority of our shareholders might view to be in their best interests as the offer might include a substantial premium over the market price of our common stock at that time. In addition, these provisions may have the effect of assisting our board of directors and our management in retaining their respective positions and placing them in a better position to resist changes that the shareholders may want to make if dissatisfied with the conduct of our business.

DESCRIPTION OF PREFERRED STOCK

General

The following outlines the general provisions of the shares of preferred stock which we may offer from time to time. The specific terms of a series of preferred stock will be described in the applicable prospectus supplement relating to that series of preferred stock. The following description of the preferred stock and any description of preferred stock in a prospectus supplement is only a summary and is subject to and qualified in its entirety by reference to the articles of amendment to our articles of incorporation relating to the particular series of preferred stock, a copy of which we will file with the SEC in connection with the sale of any series of preferred stock.

Our articles of incorporation permit us to issue, without shareholder approval, up to 150,000 shares of one or more series of preferred stock and authorize our board of directors to designate the preferences, limitations and relative rights of any such series of preferred stock. Each share of a series of preferred stock will have the same relative rights as, and be identical in all respects with, all the other shares of the same series. Preferred stock may have voting rights, subject to applicable law and determination at issuance of our board of directors. While the terms of preferred stock may vary from series to series, holders of our common stock should assume that all shares of preferred stock will be senior to our common stock in respect of distributions and on liquidation. At this time, no series of our preferred stock is authorized, issued and outstanding.

In addition, as described under “Description of Depositary Shares,” we may, instead of offering full shares of any series of preferred stock, offer depositary shares evidenced by depositary receipts, each representing a fraction of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock which each depositary share represents will be set forth in the prospectus supplement relating to such depositary shares.

The prospectus supplement relating to a particular series of preferred stock will contain a description of the specific terms of that series, including, as applicable:

•	the title, designation, number of shares and stated or liquidation value of the preferred stock;

•
the dividend amount or rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will begin to accrue;

•	any conversion or exchange rights;

•	whether the preferred stock will be subject to redemption and the redemption price and other terms and conditions relative to the redemption rights;

•	any liquidation rights;

•	any sinking fund provisions;

•	any voting rights;

•	the exchange or market, if any, where the preferred stock will be listed or traded; and

•	any other rights, preferences, privileges, limitations and restrictions that are not inconsistent with the terms of our articles of incorporation.

Upon the issuance and payment for shares of preferred stock, the shares will be fully paid and nonassessable. Except as otherwise may be specified in the prospectus supplement relating to a particular series of preferred stock, holders of preferred stock will not have any preemptive or subscription rights to acquire any class or series of our capital stock and each series of preferred stock will rank on a parity in all respects with each other series of our preferred stock and prior to our common stock as to dividends and any distribution of our assets.

As stated above in the “Description of Our Common Stock”, the authorization of the preferred stock could have the effect of making it more difficult or time consuming for a third party to acquire a majority of our outstanding voting stock or otherwise effect a change of control. Shares of the preferred stock may also be sold to third parties that indicate that they would support the board of directors in opposing a hostile takeover bid. The availability of the preferred stock could have the effect of delaying a change of control and of increasing the consideration ultimately paid to our shareholders. The board of directors may authorize the issuance of preferred stock for capital-raising activities, acquisitions, joint ventures or other corporate purposes that have the effect of making an acquisition of the Company more difficult or costly, as could also be the case if the board of directors were to issue additional common stock for such purposes. See “Anti-Takeover Effects of Governing Documents and Applicable Law.”

Redemption

If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option, and may be mandatorily redeemable or convertible. Restrictions, if any, on the repurchase or redemption by us of any series of our preferred stock will be described in the applicable prospectus supplement relating to that series. Generally, any redemption of our preferred stock will be subject to prior Federal Reserve approval. Any partial redemption of a series of preferred stock would be made in the manner described in the applicable prospectus supplement relating to that series.

Upon the redemption date of shares of preferred stock called for redemption or upon our earlier call and deposit of the redemption price, all rights of holders of the preferred stock called for redemption will terminate, except for the right to receive the redemption price.

Dividends

Holders of each series of preferred stock will be entitled to receive cash dividends only when, as and if declared by our board of directors out of funds legally available for dividends on such preferred stock. The rates or amounts and dates of payment of dividends will be described in the applicable prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock on the record dates fixed by our board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement.

Our board of directors may not declare, pay or set apart funds for payment of dividends on a particular series of preferred stock unless full dividends on any other series of preferred stock that ranks equally with or senior to such series of preferred stock with respect to the payments of dividends have been paid or sufficient funds have been set apart for payment for either of the

•	all prior dividend periods of each such series of preferred stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of each such series of preferred stock that pays dividends on a noncumulative basis.

Partial dividends declared on shares of any series of preferred stock and other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for all series of preferred stock of equal priority.

Liquidation Preference

In the event of the liquidation, dissolution or winding-up of us, holders of each series of preferred stock will have the right to receive distributions upon liquidation in the amount described in the applicable prospectus supplement relating to each series of preferred stock, plus an amount equal to any accrued but unpaid dividends. These distributions will be made before any distribution is made on our common stock or on any securities ranking junior to such preferred stock upon liquidation, dissolution or winding-up.

However, holders of the shares of preferred stock will not be entitled to receive the liquidation price of their shares until we have paid or set aside an amount sufficient to pay in full the liquidation preference of any class or series of our capital stock ranking senior as to rights upon liquidation, dissolution or winding up. Unless otherwise provided in the applicable prospectus supplement, neither a consolidation or merger of the Company with or into another corporation nor a merger of another corporation with or into the Company nor a sale or transfer of all or part of the Company’s assets for cash or securities will be considered a liquidation, dissolution or winding up of the Company.

If the liquidation amounts payable to holders of preferred stock of all series ranking on a parity regarding liquidation are not paid in full, the holders of the preferred stock of these series will have the right to a ratable portion of our available assets up to the full liquidation preference. Holders of these series of preferred stock or such other securities will not be entitled to any other amounts from us after they have received their full liquidation preference.

Conversion and Exchange

The prospectus supplement will indicate whether and on what terms the shares of any future series of preferred stock will be convertible into or exchangeable for shares of any other class, series or security of the Company or any other corporation or any other property (including whether the conversion or exchange is mandatory, at the option of the holder or our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted). It will also indicate for preferred stock convertible into common stock, the number of shares of common stock to be reserved in connection with, and issued upon conversion of, the preferred stock (including whether the conversion or exchange is mandatory, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common stock issuable upon conversion or exchange may be adjusted) at the option of the holder or our option and the period during which conversion or exchange may occur.

Voting Rights

The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the applicable prospectus supplement;

•	as otherwise stated in the articles of amendment to our articles of incorporation establishing the series of such preferred stock; and

•	as otherwise required by applicable law.

Transfer Agent and Registrar

The transfer agent, registrar, dividend paying agent and depositary, if any, for any preferred stock offering will be stated in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

General

This section of the prospectus describes the material terms and provisions of depositary shares which we may offer from time to time. If and when we offer to sell depositary shares of our preferred stock, we will describe the specific terms of the offering and the depositary shares in a prospectus supplement. The applicable prospectus supplement will also indicate whether the terms and provisions described in this prospectus apply to the depositary shares offered by us. This summary is not complete and is qualified in its entirety by reference to our articles of incorporation, bylaws and any applicable provisions of Pennsylvania law.

Depositary shares are fractional shares of preferred stock. Each depositary share will represent a certain fraction of a share of a certain series of preferred stock. If we decide to offer and sell depositary shares, the fractional amount of preferred stock that the depositary share represents, the underlying series of such preferred stock, and the powers, designations, preferences, and other terms and rights of the underlying series of preferred stock will be specified in the applicable prospectus supplement.

If we choose to issue depositary shares, we will (1) deposit the underlying preferred stock represented by each depositary share with a depositary (the “preferred stock depositary”), (2) enter into a deposit agreement with the preferred stock depositary and the holders of the depositary shares, and (3) issue depositary receipts for any depositary shares we sell. Subject to the terms of the deposit agreement and depositary receipt, each holder of one or more depositary shares will be entitled to all of the rights and preferences of the series of preferred stock underlying the depositary shares in proportion to the applicable fraction of preferred stock represented by the depositary share. These rights may include dividend, voting, redemption, conversion and liquidation rights.

We will identify the preferred stock depositary and describe the material terms of the depositary shares, depositary receipts, deposit agreement, and underlying series of preferred stock in a prospectus supplement relating to the offering of depositary shares. You should also refer to the forms of the deposit agreement and depositary receipts that will be filed with the SEC as an exhibit to the applicable prospectus supplement.

Voting

Holders of depositary shares are entitled to the same voting rights, if any, in the applicable proportional amount, as holders of the series of preferred stock represented by the depositary shares. If holders of the underlying preferred stock are entitled to vote at any meeting of shareholders, the preferred stock depositary will mail the notice of such meeting to the holders of depositary shares. The record date for voting the depositary shares will be the same as the record date for voting the underlying preferred stock. Each holder of one or more depositary shares will be furnished with certain information about the shareholder meeting, including notice, reports, and proxy solicitation material, and will be able to vote his or her depositary shares by giving instructions to the preferred stock depositary in accordance with the information provided in the proxy material.

Dividends

Holders of depositary shares are entitled to the same dividend and other distribution rights, in the applicable proportional amount, as holders of the series of preferred stock represented by the depositary shares. If we offer depositary shares, we will include a description of the dividend rights of the underlying preferred stock in the applicable prospectus supplement. The par value of the underlying preferred stock, if any, the dividend rate, and whether the dividends are cumulative or non-cumulative will be included in such description.

The record date for receiving dividends on behalf of depositary shares will be the same as the record date for the underlying preferred stock. If we issue dividends to the holders of the underlying series of preferred stock, each holder of depositary shares will receive a proportional amount of such dividend equal to (i) the fraction of a share of preferred stock represented by a depositary share, multiplied by (ii) the number of depositary shares held by such holder. The payment of dividends to holders of depositary shares will be facilitated in a manner similar to the payment of dividends to holders of our common and preferred stock.

Redemption, Conversion and Liquidation

Our ability to redeem depositary shares will be the same as our ability to redeem shares of the underlying series of preferred stock. This ability will be outlined in the prospectus supplement accompanying the offering of the depositary shares. The redemption price for each depositary share will be (i) the redemption price for a share of the underlying preferred stock, multiplied by (ii) the fractional amount of a share of preferred stock represented by the depositary share.

If we issue a stock dividend or stock split with respect to the underlying preferred stock, reclassify the underlying preferred stock, exchange shares of the underlying preferred stock for a different class of securities, or upon any recapitalization, reorganization, merger or consolidation, the holders of depositary shares will be entitled to the same rights and treatment - on a proportional basis - as the holders of the underlying preferred stock. These actions will likely be effectuated through the preferred stock depositary. Please refer to the prospectus supplement accompanying any offering of depositary shares for more information on our ability to exercise the aforementioned changes.

If the Company is liquidated or wound up and dissolved, holders of depositary shares will receive the same distribution and other rights as holders of the underlying series of preferred stock in an amount proportional to the fraction of a share of preferred stock represented by a depositary share. The liquidation preference and related rights of the underlying preferred stock will be outlined in the applicable prospectus supplement.

Withdrawal of the Underlying Preferred Stock

Holders of depositary shares may have the right to withdraw the underlying preferred stock represented by their depositary shares. The existence of this right and the terms and requirements related thereto will be outlined in the applicable prospectus supplement. If a holder of depositary shares wishes to withdraw the underlying preferred stock, he or she will need to surrender the depositary receipt and pay all taxes, charges and fees provided for in the deposit agreement. The deposit agreement may provide that only whole shares of the underlying preferred stock may be withdrawn and that shares of preferred stock may not be redeposited in exchange for depositary shares. Please refer to the form deposit agreement that will be attached to any prospectus supplement relating to the offering of depositary shares.

Other Rights

If the holders of the underlying preferred stock have the right to subscribe for or purchase additional securities or any other rights, preferences, or privileges, the same rights, preferences, and privileges will apply to holders of depositary shares in the respective proportional amount. These rights will be outlined in the applicable prospectus supplement. The preferred stock depositary may also be able to sell certain of those rights, preferences, and privileges, whether through warrants or otherwise, and the net proceeds of such sale will be distributed to the holders of depositary shares entitled to such proceeds.

The deposit agreement may also provide holders of depositary shares with the right to inspect the transfer books of the preferred stock depositary and to access and/or obtain a copy of the list of holders of depositary receipts. These rights, if applicable, will be contained in the deposit agreement. Further, the preferred stock depositary will forward or make available, as applicable, any reports and communications from us with respect to the underlying preferred stock to the holders of depositary shares.

Amendment and Termination

The deposit agreement and depositary receipts may be amended, extended, or terminated by us if certain requirements are satisfied. Our ability to do so will be described in detail in the applicable prospectus supplement and form deposit agreement and depositary receipt attached thereto. The depositary agreement may be terminated if (i) all the outstanding depositary shares have been redeemed or (ii) there has been a final distribution in respect of our preferred stock in connection with our liquidation, winding up, or dissolution.

The deposit agreement may allow us to change the preferred stock depositary or allow the preferred stock depositary to resign. If the preferred stock depositary resigns, a new preferred stock depositary will be appointed to assume the role of preferred stock depositary of our depositary shares. Any preferred stock depositary we use must meet certain requirements, which will be described in the applicable prospectus supplement.

Limitation of Liability

The deposit agreement may also provide for a limitation on the liability of both us and the preferred stock depositary. Under the deposit agreement, we may agree to indemnify the preferred stock depositary. With respect to the holders of depositary shares, our liability and the liability of the preferred stock depositary may be limited as follows:

•	we may only be required to take the actions set forth in the deposit agreement in good faith;

•	we will not be liable if a change in the law or other circumstances beyond our control inhibit our ability to perform certain obligations under the deposit agreement;

•	we may have discretionary authority under the deposit agreement, and we will not be liable for actions taken within our discretionary authority;

•	we may not be required to take certain actions under the deposit agreement unless we are provided with satisfaction indemnification from the holders of the depositary shares; and

•	we will be permitted to rely in good faith on the advice of legal counsel and other experts under certain circumstances.

Fees and Charges Against Holders of Depositary Shares

Certain fees and charges related to the issuance, existence, and ownership of the depositary shares will be paid by us and certain of those fees and charges must be paid by the holders of the depositary shares. Those fees and charges that must be paid by the holders may be charged against dividends and other distributions received on behalf of the depositary shares and/or the underlying shares of preferred stock. Detailed information with respect to the amount, recipient, and party responsible for the payment of fees and charges related to (i) the deposit, substitution, or withdrawal of the underlying preferred stock, (ii) the receipt and distribution of dividends, (iii) the sale or exercise of certain rights, and (iv) the transfer, splitting, or grouping of depositary receipts will be provided in the applicable prospectus supplement and the attachments thereto.

DESCRIPTION OF DEBT SECURITIES

General

This section of the prospectus describes the material terms of our debt securities, which may be senior debt securities or subordinate debt securities. When we offer to sell our debt securities, we will describe the specific terms of the offering and the debt securities in a prospectus supplement. The information provided in the prospectus supplement may differ from the information provided herein. In such instances, the prospectus supplement will control. We urge you to read the prospectus supplement and any other offering material carefully and in its entirety. This summary is not complete and is qualified in its entirety by reference to the prospectus supplement and any accompanying exhibits, our articles of incorporation, bylaws and any applicable provisions of Pennsylvania law.

Any debt securities we issue will be issued under an indenture, which is an agreement between us and the trustee for the debt securities. We have provided the form of the indentures for both the senior and subordinate debt securities as exhibits to this registration statement. The indentures will be governed by the Trust Indenture Act of 1933, as amended, and may be amended by us from time to time. Please refer to the form indentures for additional information about the indentures and the debt securities to which they relate. When we refer to the “indenture” throughout this section, we are referring to the indenture for the applicable debt securities.

Unless otherwise specified in the applicable prospectus supplement, any debt securities that we issue will be our direct unsecured obligations. Senior debt securities will rank equally with all of our other unsecured and unsubordinated debt obligations. Subordinate debt securities will be junior to any senior debt securities and other unsubordinated debt obligations. The applicable prospectus for any debt securities we issue will describe the priority of the securities relative to our other debt securities and obligations.

If we issue senior or subordinate debt securities, the terms of the debt securities and the final form of indenture will be provided in a prospectus supplement. Please refer to the prospectus supplement and the form of indenture attached thereto for the terms and conditions of the offered debt securities. The terms and conditions may include:

•	the title of the debt securities;

•	the number of debt securities we can issue under the indenture, which may be unlimited;

•	any limit on the aggregate principal amount of the debt securities;

•	the price or prices at which we will sell the debt securities, which will be expressed as a percentage of the principal amount and which may be sold at par, at a premium, or at a discount;

•	the denomination or denominations of the debt securities;

•	whether the debt securities will be senior or subordinated, including additional subordination provisions as needed;

•	the maturity date (the date on which the entire principal will be due), which may vary amongst debt securities in the same series;

•
whether the debt securities will bear interest and, if so, the interest rate or rates, whether the rates are fixed or variable, the date or dates from which interest will start accruing, and the date or dates when the interest will be payable by us;

•	the date or dates on which we will make payments of principal and interest, if any, on the debt securities;

•	if the payment of principal and interest, if any, is contingent and, if so, a description of such contingency;

•	the place or places where we can make payments of principal and interest, if any, on the debt securities;

•	the place or places where holders of debt securities can give notices or demands to us;

•	the place or places where holders of debt securities will receive notices or other information from us;

•	the terms and conditions under which we may be permitted or required to redeem the debt securities, including any sinking fund provisions;

•	the terms and conditions under which we may be permitted or required to repurchase the debt securities;

•	the terms and conditions under which we may be permitted or required to retire the debt securities;

•	whether the debt securities are convertible into common stock or another type of securities and, if so, terms and conditions related to conversion;

•	whether the debt securities will be certificated and/or in bearer form;

•	whether the debt securities will be permanent global debt securities or temporary global debt securities and, if so, the terms and conditions related thereto;

•	information with respect to book-entry procedures, if any;

•
a description of the events that qualify as an event of default and whether or not we must furnish periodic evidence showing that an event of default does not exist or that we are in compliance with the terms of the indenture;

•	the terms and conditions of acceleration of the debt securities and any other repercussions of an event of default;

•	the requirements for the trustee to take action under the indenture and what indemnification, if any, the trustee may require before proceeding;

•	the covenants we will undertake with respect to the indenture and underlying debt securities;

•
information regarding any lien or other instrument securing the debt securities, if any, and terms and conditions relating to the modification of the terms of the security or rights of security holders;

•	the identity of the trustee and the nature of any material relationship between the trustee and us or any of our subsidiaries;

•	the identity of any security registrar, paying agent, depositary, and interest rate calculation agent for the debt securities;

•	applicable material income tax implications; and

•	any other terms of the debt securities.

If we issue subordinate debt securities, we will also provide in the applicable prospectus supplement the aggregate amount of our indebtedness that is senior to the subordinate debt securities, including but not limited to any senior debt securities, as of the most recent practicable date. We will also describe the terms and conditions under which we can issue additional debt securities and incur additional other debt obligations that may be senior to the subordinate debt securities. The indentures may permit us to issue additional debt securities, in the same or a different series, without the consent of the holders of existing debt securities. These new debt securities may be equal to or superior in priority to the existing debt securities.

The debt securities are our debt and our assets include equity in our subsidiaries. Our ability to make payments on our debt securities may depend on the ability of our subsidiaries to pay us dividends or issue us loans or other funds. Our subsidiaries’ ability to pay dividends is restricted by certain regulations and sound banking principals. Further, if our subsidiaries become insolvent, creditors of our subsidiaries will have priority to its assets. Our right to our subsidiaries’ assets, and our ability to use those assets to satisfy our debt securities, will be subordinate to our subsidiaries’ creditors. Further, the terms of any debt securities offering may provide that, in the event of default and acceleration, the amount of principal due under acceleration may be less than the amount of stated principal.

Interest and Principal Payments

We will make payments of principal and interest, if any, to the holders of our debt securities. All payments will be made in U.S. dollars. The payments may be effectuated through a depositary, paying agent, or other third party. The payments will be made to the registered holder of the debt security at the close of business on the applicable record date. If the debt securities are held in certificated form, the paying agent will make payments by check or wire transfer to the address or bank account designed by the holder of the debt securities. If the debt securities are held as global securities, the depositary will credit the holders’ accounts after receiving payment by wire transfer from us. TriState and the trustee may not be responsible for maintaining records of ownership or payment transfers on behalf of the debt securities. Any delegation or limitation of this liability will be outlined in the applicable prospectus supplement. Payments made by the depositary on behalf of debt securities held as global securities will also be governed by the depositary’s customary policies and practices and any standing customer instructions.

We will not be obligated to compensate the holders of our debt securities for any federal income tax withheld by us for purposes of satisfying holders’ federal income tax obligations on behalf of the debt securities.

Transfer

The debt securities, including the right to receive payment of principal and interest, if any, may be transferred from one holder to another under the terms of the applicable indenture. If the debt securities are certificated, the holder must surrender the certificate evidencing the debt securities. If the debt securities are global debt securities, they can be transferred only as permitted by the depositary of the global debt securities. The transfer terms applicable to any debt securities we offer will be outlined in the prospectus supplement and form of indenture accompanying such offering.

Redemption, Repayment, and Repurchase

The applicable prospectus supplement and indenture may contain terms and conditions that permit or require us to redeem outstanding debt securities. We may be permitted to exercise a partial redemption, where we redeem some but not all of the debt securities. Any partial redemption will be carried out in a fair and reasonable manner as determined by the trustee, the depositary, or some other third party agent. Contingent on our payment of the redemption price for the debt securities, the debt securities will cease to accrue interest as of the redemption date.

The holders of our debt securities may have the option to demand that we repay such debt security on a certain date or dates prior to the maturity date. The applicable prospectus supplement will indicate if this option is available and, if so, the option dates, repayment amount, notice requirements, and other terms related thereto. Unless indicated otherwise, the repayment price will be equal to the full outstanding principal amount plus any accrued interest. In order to exercise the early repayment option, if any, the payment agent must receive proper notice. If the debt security is held in global security form, the depositary or its nominee will be the only party that can exercise a right to repayment.

We may repurchase our debt securities at any price on the open market or otherwise. Repurchased debt securities may be held by us, resold, or canceled at our discretion.

Change in Control

Unless the applicable prospectus supplement states otherwise, a change in control of TriState will not affect our debt securities or the rights of the holders thereof. A change in control will not be considered an event of default and will not trigger acceleration of the debt securities. A change in control may adversely affect the value of the debt securities.

Consolidation, Merger, or Sale of Substantially All Assets

If we offer debt securities, the indenture will permit us to consolidate with another company, merge with and into another company, and sell all or substantially all of our assets under certain circumstances. These circumstances may include the requirements that:

•
the surviving company, in the case of a consolidation or merger, or the acquiror, in the case of a sale of all or substantially all of our assets, is a validly existing domestic company that assumes all of our obligations under the indenture and with respect to the debt securities;

•	the transaction will not result in an event of default under the indentures; and

•	certain other requirements.

These requirements will be described more fully in the prospectus supplement and form of indenture accompanying any offering of our debt securities. The surviving company or acquiror will also be assigned all of our rights under the indenture.

Events of Default

Certain events will constitute an “event of default” by us under the indenture. There may be certain repercussions if an event of default occurs, such as acceleration of the principal amount due by us under the debt securities or waiver of some of our rights under the indenture. The circumstances that constitute an event of default and the repercussions thereof will be more fully described in the prospectus supplement and accompanying form of indenture. Events of default may include:

•	failure by us to make a required payment of principal and/or interest for a certain period of time, such as 30 days, after such payment is due;

•	failure by us to make a required sinking fund payment for a certain period of time, such as 30 days, after such payment is due;

•	breach by us of performance of any other of our obligations under the indenture, if such breach continues for a certain period of time, such as 60 days, after proper notice thereof is received by us;

•	breach by us of one or more of our covenants and warranties under the indenture, if such breach continues for a certain period of time, such as 60 days, after proper notice thereof is received by us;

•	certain events of our bankruptcy, insolvency, or reorganization; and

•	certain other events.

Events of default will apply separately to each series of our debt securities. However, an event of default under one series of our debt securities may constitute an event of default under another series of our debt securities.

If an event of default occurs, the trustee, and in certain circumstances the holders of our debt securities, may have the ability to initiate proceedings against us to enforce the acceleration and other default repercussion terms, if any, under the indenture. In order to so do, however, certain requirements must be met. These requirements will be described in the prospectus supplement and form of indenture accompanying any offering of our debt securities. These requirements may include:

•	reasonable and satisfactory indemnification of the trustee by the holders of the debt securities;

•	proper notice of default or breach from the holders of debt securities to the trustee;

•	proper notice of default or breach from the trustee or the holders of debt securities to us; and

•	the trustee has not received inconsistent directions from the holders of our debt securities.

Notwithstanding the foregoing, the holders of our debt securities will have an absolute right to receive payment of the principal and interest due on the debt securities under the terms of the indenture and to initiate proceedings to enforce such right to payment. Further, we may be required under the terms of the indenture to provide periodic assurance or evidence that we have met all of our obligations related to the debt securities.

Amendment of Indenture

We may amend the indenture, including our rights and obligations, the rights and obligations of the trustee, and the rights and obligations of the holders of our debt securities, if certain conditions are met. Certain amendments will require the consent of the holders of at least a majority of the principal amount of the outstanding debt securities of one or more series affected by the amendment. The amendments that require majority consent from the holders of debt securities may include:

•	changing the maturity date of the debt securities;

•	changing the amount of any payment of principal and interest;

•	allowing payments of principal and interest, if any, to be made in a different currency;

•	changing certain terms related to subordination;

•	changing certain terms related to acceleration and other terms, if any, in repercussion of any event of default by us;

•	reducing the consent requirements needed to amend the indenture or waive compliance with certain of our obligations under the indenture;

•	limiting the holders’ rights to proceed against us for the enforcement of payment of principal and interest, if any;

•	waiving the payment required by us to redeem the debt securities; and

•	certain other amendments.

Please read the prospectus supplement and form of indenture accompanying any offering of our debt securities for complete and final terms relating to our ability to amend the terms of the indenture.

Waiver of Compliance with Indenture

The indenture permits the holders of debt securities to waive our compliance with certain of our obligations under the indenture. A waiver requires the consent of the holders of at least a majority of the principal amount of the outstanding debt securities affected by such waiver. The holders of debt securities may also be able to waive certain past defaults by us. The limitations on waiver of our obligations under the indenture and past defaults will be described in the applicable prospectus supplement and form of indenture.

Discharge and Defeasance

The terms of the indenture may permit us, upon the payment of all outstanding principal and interest payments due under the debt securities, to discharge all or most of our remaining obligations in respect of the debt securities. We will be discharged from our obligations and covenants under the indenture only if we make payment of all outstanding principal and interest due under the debt securities and certain other additional requirements are met. These additional requirements may include obtaining an opinion letter that our payment is adequate to satisfy all outstanding principal and interest payments and that in doing so, the holders of our debt securities will not be subject to adverse income tax consequences.

Trustee

If we choose to offer debt securities, the identity of the trustee will be disclosed in the applicable prospectus supplement. The prospectus supplement and accompanying form of indenture will also lay out the trustee’s rights and obligations, both as they relate to us and the holders of our debt securities. Any material relationship between the trustee and us or any of our subsidiaries will also be laid out in the prospectus supplement.

We will be obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liability, and expenses incurred by it in performing its duties under the indenture. The applicable prospectus supplement and form of indenture will disclose the compensation and indemnification terms that apply to the trustee. Our payment obligations to the trustee will generally be senior to our payment obligations on behalf of the debt securities.

There may be circumstances that require or permit the trustee to resign. If the trustee resigns, a new trustee will be appointed to assume the role of trustee of our debt securities. This will require amendment or assignment of the indenture.

Subordination

The debt securities we offer and sell may be subordinate to some or all of our other debt obligations. This means that our obligation to make payments on our other debt obligations will take legal priority over our obligation to make payments on our debt securities. The extent of the subordination of our debt securities will be outlined more fully in the applicable prospectus supplement.

Our senior debt securities will be subordinate to our senior debt. “Senior debt” includes, as applicable, principal, premium, interest, rent, termination fees, and any other payments due on our current or future indebtedness, whether created, incurred, assumed, guaranteed, or effectively guaranteed by us, including any deferrals, renewals, extensions, refinancing, refunds, amendments and supplements thereto. Senior debt may be in the form of loans, debenture, notes, letters of credit, accounts payable, leases, purchase agreements, derivative instruments, guarantees, security agreements, and other forms. Senior debt does not, however, include:

•	indebtedness that by its terms is subordinate to the senior debt securities;

•	indebtedness that we may owe to our subsidiaries; and

•	certain other indebtedness.

Our subordinate debt securities will be subordinate to our senior debt securities and our senior debt, whether existing at the time of issuance of the subordinate debt securities or incurred thereafter. We may issue senior debt securities after issuing subordinate debt securities, and the subordinate debt securities will be subordinate to the later-issued senior debt securities. Our subordinate debt securities may also be subordinate to certain indebtedness of our subsidiaries.

In the event of our bankruptcy, insolvency, reorganization, liquidation, winding up, or dissolution, we will be required to first satisfy our senior debt. Second, we will satisfy our senior debt securities, if any. Third, we will satisfy our subordinate debt securities, if any. Fourth, we will satisfy any of our indebtedness that is subordinate to the subordinate debt securities. Lastly, we will distribute our remaining assets to our stockholders.

In the event of an acceleration of our payment obligations with respect to our subordinate debt securities due to an event of default, we may be required to satisfy some or all of our payment obligations with respect to our senior debt and senior debt securities before making payment to the holders of our subordinate debt securities. We may not be permitted to make any payments to the holders of our subordinate debt securities if we are in default in the payment of any amounts due under our senior debt or senior debt securities. If we violate this restriction or otherwise violate certain terms of subordination amongst our various debt obligations, the holders of our debt securities may be required to return payments made to them in violation of the subordination terms of the indenture.

Global Debt Securities

Our debt securities will be in either certificated form or global debt securities form. The prospectus supplement accompanying any offering of our debt securities will identify the form of the debt securities being sold. Unless the applicable prospectus supplement states otherwise, if the debt securities are held in global securities form, they will be registered in the name of The Depositary Trust Company or its nominee (“DTC”). DTC will hold the debt securities on behalf of the beneficial owners of the securities. Beneficial owners of debt securities registered in global securities form will need to either establish an account with DTC or hold the securities through an organization with an established account with DTC in order to facilitate the payment of principal and interest and the giving and receipt of notice and other information on behalf of the debt securities. Ownership of global debt securities and any transfer of such ownership can only be effectuated through the records maintained by DTC and its policies and procedures related thereto.

Payments of principal and interest on behalf of our debt securities will be paid by us or our paying agent to DTC. DTC will then facilitate the forwarding of those payments to the beneficial owners of the global debt securities. DTC accomplishes this task by crediting the accounts of the beneficial owners with the respective payment amount due to them according to DTC’s records. The distribution of these payments will also be affected by certain instructions given to DTC by underwriters, agents, and/or the beneficial owners. Similarly, notices and other information given by us to the holders of our debt securities will be given to DTC for forwarding to the beneficial owners.

Accordingly, TriState, the trustee, and the paying agent will have no liability for:

•	the beneficial ownership, payment and notice instructions, and other information contained in DTC’s records;

•	payments made by DTC to the beneficial owners of our global debt securities;

•	the transfer of notices and information from DTC to the beneficial owners of global debt securities, and

•	the relationship between DTC and the beneficial owners of our debt securities.

For all of our debt securities held in global debt security form, DTC will be considered the holder or registered owner of the debt security. As such, a beneficial owner will not be entitled to hold the debt securities in its name, receive a physical certificate representing the debt securities, or be considered the holder of the debt securities under the applicable indenture. Each beneficial owner of our global debt securities must rely solely on DTC and its policies and procedures to exercise the rights of a holder or beneficial owner of our debt securities. If the beneficial owner does not have an account with DTC and so must own its debt securities through a separate organization with an account with DTC, such person must also rely on such separate organization to exercise its rights and maintain correct records. However, DTC may permit beneficial owners to exercise certain rights under the debt securities and accompanying indenture under certain circumstances.

According to information provided to us, DTC is a limited-purpose trust company and “banking organization” organized under the New York Banking Law, a member of the Federal Reserve System, and a “clearing agency” registered under the Exchange Act. DTC holds the securities of the beneficial owners of debt securities and facilitates the trading and forwarding of payments due thereunder through an electronic book-entry system. Some of the holders of accounts with DTC are also owners of DTC’s parent company, The Depositary Trust & Clearing Corporation. The rules applicable to DTC and its account holders are publicly available through filings with the SEC. The above information concerning DTC and its book-entry system is believed by us to be reliable, but we take no responsibility for the accuracy of this information.

Once one or more of our debt securities are registered in global debt securities form with DTC, they may be exchanged for certificated securities under certain limited circumstances, including in our sole discretion. If so exchanged, the aggregate number and principal amount of the debt securities will not change. The certificated securities will be registered in the names of the beneficial owner of the global debt securities as determined by DTC’s records. Further, if DTC becomes unwilling or unable to act as depositary for our debt securities or is otherwise unqualified to do so under the Exchange Act, we may appoint a new depositary or change the form of the global debt securities to certificated debt securities.

Lastly, some jurisdictions may require certain purchasers of debt securities to hold them in physical certificated form. Beneficial owners to which this limitation applies may experience difficulty in transferring their global debt securities and delay in receiving payment on behalf of their global debt securities.

DESCRIPTION OF WARRANTS

In this section, we describe the general terms and provisions of the warrants for the purchase of common stock, preferred stock, depositary shares, senior debt securities, or subordinate debt securities which we may issue from time to time. Warrants issued pursuant to this prospectus may be issued independently or together with any other of our securities. Warrants sold with other securities may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent, who will be specified in the warrant agreement and in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of the warrants.

This summary outlines some of the terms and other provisions of the warrants that may be issued. This summary is not complete and is qualified in its entirety by reference to the applicable warrant agreement and related warrant certificate and the prospectus supplement, all of which will be filed with the SEC, as well as our articles of incorporation, bylaws and any applicable provisions of Pennsylvania law. When we offer to sell warrants, we will describe the specific terms of the offering and the warrants in a prospectus supplement. You should refer to this prospectus, the prospectus supplement and the warrant agreement, including the forms of securities warrant certificate, relating to the specific warrants that we may offer for the complete terms of the warrant agreement and the warrants. For more information on how you can obtain copies of the applicable warrant agreement, see “Where You Can Find More Information.” We urge you to read the applicable warrant agreement, the applicable prospectus supplement and any other offering material in their entirety.

The applicable prospectus supplement will describe the following terms, where applicable, of any warrants issued under this registration statement:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

•	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

•	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any; and

•	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

The prospectus supplement relating to any warrants to purchase securities may also include, if applicable, a discussion of certain considerations with U.S. federal income tax laws and the federal Employee Retirement Income Security Act.

Warrants for the purchase of common stock, preferred stock, depositary shares, and debt securities will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only. Prior to the exercise of any warrants to purchase our securities, holders of the warrants will not have any of the rights of holders of the underlying securities purchasable upon exercise, including the right to vote or to receive any payments of dividends or interest.

Each warrant will entitle its holder to purchase the number of shares of common stock or preferred stock, or the number of depositary shares, senior debt securities, or subordinate debt securities at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement and warrant agreement. The applicable prospectus supplement will specify the place or places where and the manner in which the warrants may be exercised. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will forward the purchased securities as soon as practicable. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF UNITS

In this section, we describe the general terms and provisions of the units that we may offer from time to time.  We may issue units comprising of one or more of the securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the holder of a unit will have all the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

The applicable prospectus supplement will specify the following terms of any units issued under this registration statement:

•	the terms of the units and of any of the common stock, preferred stock, depositary shares, senior debt securities, subordinate debt securities and warrants comprising the units;

•	a description of the terms of any unit agreement governing the units, including whether and under what circumstances the units may be traded separately;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units or the securities comprising those units; and

•	whether the units will be issued fully registered or in global form.

The description in the applicable prospectus supplement and other offering material of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement, see “Where You Can Find More Information.” We urge you to read the applicable unit agreement, the applicable prospectus supplement and any other offering material in their entirety.

PLAN OF DISTRIBUTION

We are registering common stock, preferred stock, debt securities, warrants, depositary shares and units with an aggregate offering price not to exceed $170,000,000, to be sold by us under a “shelf” registration process. In addition, on behalf of the selling stockholders, we are registering 4,878,049 shares of our common stock for resale by the selling stockholders. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale by them.

Sales of securities covered by this prospectus may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then-current market price or in negotiated transactions.

To the extent required, this prospectus will be amended or supplemented from time to time to describe a specific plan of distribution for an offering of the securities covered by this prospectus.

We and/or the selling stockholders may sell the securities in any of the following ways (or in any combination) from time to time:

•	an underwritten offering;

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	on NASDAQ, in the over-the-counter market or on any other national securities exchange on which our shares are listed or traded;

•	in privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus forms a part;

•	through the writing or settlement of options or other hedging transaction, whether through an options exchange or otherwise;

•	in the case of the selling stockholders, through the distribution by any of them to its partners, members or stockholders; and

•	any other method permitted by applicable law.

In addition, each selling stockholders may sell common stock in compliance with Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than pursuant to this prospectus.

In connection with distributions of the shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell the common stock short and redeliver the shares to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In effecting sales, broker-dealers or agents engaged by us or the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders or us in amounts to be negotiated immediately prior to the sale.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the securities covered by this prospectus may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act. In addition, any selling stockholder or affiliate of a selling stockholder that is a registered broker-dealer will be deemed to be an underwriter, unless such selling stockholder purchased in the ordinary course of business, and at the time of its purchase of the shares to be resold, did not have any agreements or understandings, directly or indirectly, with any person to distribute the shares. As a result, any profits on the sale of the common stock by such selling stockholder and any discounts, commissions or concessions received by it may be deemed to be underwriting discounts and commissions under the Securities Act. Affiliates of a selling stockholder who are deemed to be “underwriters” within the meaning of the Securities Act will be subject to prospectus delivery requirements of the Securities Act. Underwriters are subject to certain statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act.

Underwriters, dealers or any other third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters or dealers are used in the sale of any securities covered by this prospectus, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the shares (other than any shares purchased upon exercise of any over-allotment option), unless otherwise specified in the prospectus supplement. We or the selling stockholders may use underwriters with whom we or they have a material relationship. We will describe the nature of any such relationship in the prospectus supplement, naming the underwriter or underwriters.

Underwriters or agents may purchase and sell the securities in the open market. These transactions may include over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the shares and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the securities are traded, in the over-the-counter market or otherwise.

The specific terms of the lock-up provisions, if any, in respect of any given offering will be described in the applicable prospectus supplement.

We will make copies of this prospectus available to the selling stockholders upon reasonable request. We and/or the selling stockholders may indemnify an underwriter, broker-dealer or agent that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

The selling stockholders may elect to make a pro rata in-kind distribution of their shares of common stock to their respective members, partners or shareholders. In such event, we may file a prospectus supplement to the extent required by law in order to permit the distributees to use the prospectus to resell the common stock acquired in the distribution.

We have agreed to indemnify the selling stockholders against certain liabilities, including certain liabilities under the Securities Act.

LEGAL MATTERS

The validity of the shares of our common stock offered by this prospectus will be passed upon for us by Keevican Weiss Bauerle & Hirsch LLC, Pittsburgh, Pennsylvania.

EXPERTS

The consolidated financial statements of TriState Capital Holdings, Inc. and subsidiaries as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, have been incorporated by reference in reliance upon the report of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.tscbank.com. Our website is not a part of this prospectus and information on, or accessible through, our website is not part of this prospectus. You may also read and copy any document we file at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 0001380846) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those filings, documents or the portions of those documents not deemed to be filed, including any information furnished pursuant to Items 2.02 or 7.01 of a Current Report on Form 8-K) (i) after the date of the initial registration statement and prior to effectiveness of the registration statement and (ii) after the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:

•
Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (as filed with the SEC on February 14, 2017), including portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 17, 2017 and are incorporated by reference therein;

•
Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2017 (as filed with the SEC on October 30, 2017), June 30, 2017 (as filed with the SEC on July 31, 2017) and March 31, 2017 (as filed with the SEC on May 1, 2017);

•	Current Reports on Form 8-K filed with the SEC on January 18, 2017, May 23, 2017, July 19, 2017, August 24, 2017, and September 18, 2017; and

•
The description of our common stock contained in our Registration Statement on Form 8-A12B filed with the SEC on May 6, 2013, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

TriState Capital Holdings, Inc.
Attention: Investor Relations
One Oxford Centre
301 Grant Street, Suite 2700
Pittsburgh, PA 15219
(412) 304-0304

Those copies will not include exhibits unless the exhibits have specifically been incorporated by reference in this documents or you specifically request them.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby (except any underwriting discounts and commissions that may be incurred).

SEC registration fee	$35,286
FINRA Filing Fee		(1)
NASDAQ Global Market Listing Fees		(1)
Trustees' and Transfer Agents' Fees		(1)
Printing and Engraving expenses		(1)
Legal fees and expenses		(1)
Accounting fees and expenses		(1)
Rating Agency Fees and Expenses		(1)
Miscellaneous expenses		(1)
Total expenses	$—	(1)

(1)	Other than the SEC registration fee, these fees and expenses will be calculated based on the number and manner of offerings and accordingly are not estimated at this time.

Item 15. Indemnification of Directors and Officers.

Sections 1741 through 1750 of Subchapter D, Chapter 17, of the Pennsylvania Business Corporation Law, contain provisions for mandatory and discretionary indemnification of a corporation’s directors, officers and other personnel, and related matters.

Under Section 1741 of the Pennsylvania Business Corporation Law, subject to certain limitations, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action or proceeding, whether civil, criminal, administrative or investigative (other than derivative or corporate actions), to which any such officer or director is a party or is threatened to be made a party by reason of such officer or director being a representative of the corporation or serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, so long as the director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, such officer or director had no reasonable cause to believe his conduct was unlawful.

Section 1742 of the Pennsylvania Business Corporation Law permits indemnification in derivative and corporate actions if the director or officer acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except in respect of any claim, issue or matter as to which the officer or director has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the officer or director is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

Under Section 1743 of the Pennsylvania Business Corporation Law, indemnification is mandatory to the extent that the officer or director has been successful on the merits or otherwise in defense of any action or proceeding referred to in Section 1741 or 1742 of the Pennsylvania Business Corporation Law.

Section 1744 of the Pennsylvania Business Corporation Law provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 of the Pennsylvania Business Corporation Law shall be made by the corporation only as authorized in the specific case upon a determination that the officer or director met the applicable standard of conduct, and such determination must be made by (i) the board of directors by a majority vote of a quorum of directors not parties to the action or proceeding, (ii) if a quorum is not obtainable, or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders.

Section 1745 of the Pennsylvania Business Corporation Law provides that expenses (including attorneys’ fees) incurred by a director or officer in defending any action or proceeding referred to in Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. Except as otherwise provided in the corporation’s bylaws, the Pennsylvania Business Corporation Law provides that advancement of expenses must be authorized by the board of directors.

Section 1746 of the Pennsylvania Business Corporation Law provides generally that the indemnification and advancement of expenses provided by Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law shall not be deemed exclusive of any other rights to which an officer or director seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office. In no event may indemnification be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Section 1747 of the Pennsylvania Business Corporation Law grants a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability incurred by him in his capacity as officer or director, whether or not the corporation would have the power to indemnify him against that liability under Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law.

Sections 1748 and 1749 of the Pennsylvania Business Corporation Law extend the indemnification and advancement of expenses provisions contained in Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law to successor corporations in fundamental changes and to officers and directors serving as fiduciaries of employee benefit plans.

Section 1750 of the Pennsylvania Business Corporation Law provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer shall inure to the benefit of the heirs and personal representatives of such person.

The goal of the aforementioned provisions of the Pennsylvania Business Corporation Law and those of our bylaws, described below, is to limit the monetary liability of our officers and directors to us and to our shareholders and provide for indemnification of our officers and directors for liabilities and expenses that they may incur in such capacities.

Our bylaws include a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by Pennsylvania law. Our bylaws also provide that:

•	we must indemnify our directors to the fullest extent permitted by applicable law; and

•	we must advance expenses, as incurred, to our directors in connection with a legal proceeding to the fullest extent permitted by applicable law, subject to very limited exceptions.

Our bylaws also provide that that we will be the indemnitor of “first resort” with respect to any claims against our directors for indemnification that are indemnifiable by both us and any other parties. Accordingly, to the extent that indemnification is permissible under applicable law, we will have full liability for such claims (including for the advancement of any expenses) and we have waived all related rights of contribution, subrogation or other recovery that we might otherwise have against the other parties.

We have obtained directors’ and officers’ insurance for our directors, officers and some employees for specified liabilities. Our ability to provide indemnification to our directors and officers is limited by federal banking laws and regulations, including, but not limited to, 12 U.S.C. 1828(k).

Item 16. Exhibits.

Exhibit No.	Description

4.1
Provisions in the Company’s Articles of Incorporation and Bylaws defining the rights of holders of the Company’s Common Stock (incorporated by reference to Exhibit 3.1 and to Exhibit 3.2 to our Registration Statement on Form S-1/A (File No. 333-187681) filed with the SEC on April 16, 2013).

4.2	Specimen common stock certificate, which is incorporated by reference to Exhibit 4.1 to our Registration Statement on Form S-1/A (File No. 333-187681) filed with the SEC on April 16, 2013.

4.3	Form of Certificate of Preferred Stock.*

4.4	Amendment of Articles of Incorporation establishing Preferred Stock.*

4.5	Form of Senior Debt Indenture.

4.6	Form of Senior Note.*

4.7	Form of Subordinated Debt Indenture.

4.8	Form of Subordinated Note.*

4.9	Form of Warrant.**

4.10	Form of Depositary Receipt.*

5.1	Opinion of Keevican Weiss Bauerle & Hirsch LLC

10.1
Preferred Stock Purchase Agreement dated April 24, 2012 by and among TriState Capital Holdings, Inc., LM III TriState Holdings LLC and LM III-A TriState Holdings LLC (incorporated by reference to Exhibit 10.5 of the Company's Registration Statement on Form S-1 (File No. 333-187681) filed with the Securities and Exchange Commission on April 2, 2013).

10.2
Amendment No. 1 to the Preferred Stock Purchase Agreement dated August 10, 2012 by and among TriState Capital Holdings, Inc., LM III TriState Holdings LLC and LM III-A TriState Holdings LLC (incorporated by reference to Exhibit 10.6 of the Company's Registration Statement on Form S-1 (File No. 333-187681) filed with the Securities and Exchange Commission on April 2, 2013).

10.3
Agreement Regarding Perpetual Convertible Preferred Stock, Series C dated as of March 8, 2013 by and among TriState Capital Holdings, Inc., LM III TriState Holdings LLC and LM III-A TriState Holdings LLC (incorporated by reference to Exhibit 10.7 of the Company's Registration Statement on Form S-1 (File No. 333-187681) filed with the Securities and Exchange Commission on April 2, 2013).

10.4
Registration Rights Agreement dated August 10, 2012 by and among TriState Capital Holdings, Inc., LM III TriState Holdings LLC and LM III-A TriState Holdings LLC (incorporated by reference to Exhibit 10.8 of the Company’s Registration Statement on Form S-1 (File No. 333-187681) filed with the Securities Exchange Commission on April 2, 2013).

12.1	Ratio of Earnings to Fixed Charges.*

23.1	Consent of Keevican Weiss Bauerle & Hirsch LLC (contained in Exhibit 5.1)

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on signature page)

25.1	Form T-1 Statement of Eligibility to act as trustee under Senior Indenture.**

25.2	Form T-1 Statement of Eligibility to act as trustee under Subordinated Indenture.**

*	To be filed by amendment or pursuant to a Current Report on Form 8-K and incorporated herein by reference.

**	To be filed separately pursuant to Section 305(b)(2) under the Trust Indenture Act of 1939.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by a registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)
That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of any registrant pursuant to the indemnification provisions described herein, or otherwise, each registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)
The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(e)
The undersigned registrant hereby undertakes to the extent any securities are offered (1) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of section 10(a) of the Act, and relating to the securities offered at competitive bidding, as contained in the registration statement, together with any supplements thereto, and (2) to file an amendment to the registration statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

(f)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania, on this 15th day of December, 2017.

TRISTATE CAPITAL HOLDINGS, INC.

Date:	December 15, 2017	By:	/s/ James F. Getz
James F. Getz
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES
We, the undersigned officers and directors of TriState Capital Holdings, Inc., hereby severally constitute and appoint James F. Getz our true and lawful attorneys with full power to him to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable TriState Capital Holdings, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 15th day of December, 2017.

Date:	December 15, 2017	By:	/s/ James F. Getz
James F. Getz
Chairman, President, Chief Executive Officer and Director
(Principal Executive Officer)

Date:	December 15, 2017	By:	/s/ Mark L. Sullivan
Mark L. Sullivan
Vice Chairman, Chief Financial Officer and Director
(Principal Financial and Accounting Officer)

Date:	December 15, 2017	By:	/s/ David L. Bonvenuto
David L. Bonvenuto
Director

Date:	December 15, 2017	By:	/s/ Anthony J. Buzzelli
Anthony J. Buzzelli
Director

Date:	December 15, 2017	By:	/s/ Helen Hanna Casey
Helen Hanna Casey
Director

Date:	December 15, 2017	By:	/s/ E.H. (Gene) Dewhurst
E.H. (Gene) Dewhurst
Director

Date:	December 15, 2017	By:	/s/ James J. Dolan
James J. Dolan
Director

Date:	December 15, 2017	By:	/s/ Brian S. Fetterolf
Brian S. Fetterolf
Director

Date:	December 15, 2017	By:	/s/ James E. Minnick
James E. Minnick
Director

Date:	December 15, 2017	By:	/s/ Kim A. Ruth
Kim A. Ruth
Director

Date:	December 15, 2017	By:	/s/ A. William Schenck, III
A. William Schenck, III
Vice Chairman and Director

Date:	December 15, 2017	By:	/s/ Richard B. Seidel
Richard B. Seidel
Director

Date:	December 15, 2017	By:	/s/ John B. Yasinsky
John B. Yasinsky
Director

EXHIBIT INDEX

4.1
Provisions in the Company’s Articles of Incorporation and Bylaws defining the rights of holders of the Company’s Common Stock (incorporated by reference to Exhibit 3.1 and to Exhibit 3.2 to our Registration Statement on Form S-1/A (File No. 333-187681) filed with the SEC on April 16, 2013).

4.2	Specimen common stock certificate, which is incorporated by reference to Exhibit 4.1 to our Registration Statement on Form S-1/A (File No. 333-187681) filed with the SEC on April 16, 2013.

4.3	Form of Certificate of Preferred Stock.*

4.4	Amendment of Articles of Incorporation establishing Preferred Stock.*

4.5	Form of Senior Debt Indenture.

4.6	Form of Senior Note.*

4.7	Form of Subordinated Debt Indenture.

4.8	Form of Subordinated Note.*

4.9	Form of Warrant.**

4.10	Form of Depositary Receipt.*

5.1	Opinion of Keevican Weiss Bauerle & Hirsch LLC

10.1
Preferred Stock Purchase Agreement dated April 24, 2012 by and among TriState Capital Holdings, Inc., LM III TriState Holdings LLC and LM III-A TriState Holdings LLC (incorporated by reference to Exhibit 10.5 of the Company's Registration Statement on Form S-1 (File No. 333-187681) filed with the Securities and Exchange Commission on April 2, 2013).

10.2
Amendment No. 1 to the Preferred Stock Purchase Agreement dated August 10, 2012 by and among TriState Capital Holdings, Inc., LM III TriState Holdings LLC and LM III-A TriState Holdings LLC (incorporated by reference to Exhibit 10.6 of the Company's Registration Statement on Form S-1 (File No. 333-187681) filed with the Securities and Exchange Commission on April 2, 2013).

10.3
Agreement Regarding Perpetual Convertible Preferred Stock, Series C dated as of March 8, 2013 by and among TriState Capital Holdings, Inc., LM III TriState Holdings LLC and LM III-A TriState Holdings LLC (incorporated by reference to Exhibit 10.7 of the Company's Registration Statement on Form S-1 (File No. 333-187681) filed with the Securities and Exchange Commission on April 2, 2013).

10.4
Registration Rights Agreement dated August 10, 2012 by and among TriState Capital Holdings, Inc., LM III TriState Holdings LLC and LM III-A TriState Holdings LLC (incorporated by reference to Exhibit 10.8 of the Company’s Registration Statement on Form S-1 (File No. 333-187681) filed with the Securities Exchange Commission on April 2, 2013).

12.1	Ratio of Earnings to Fixed Charges.*

23.1	Consent of Keevican Weiss Bauerle & Hirsch LLC (contained in Exhibit 5.1)

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on signature page)

25.1	Form T-1 Statement of Eligibility to act as trustee under Senior Indenture.**

25.2	Form T-1 Statement of Eligibility to act as trustee under Subordinated Indenture.**

*	To be filed by amendment or pursuant to a Current Report on Form 8-K and incorporated herein by reference.

**	To be filed separately pursuant to Section 305(b)(2) under the Trust Indenture Act of 1939.